Exhibit 10.1

ACQUISITION AGREEMENT
AND
PLAN OF SHARE EXCHANGE

AGREEMENT, made effective this January 28, 2010 (the “Effective Date”) by and among Paradigm Oil and Gas, Inc., a Nevada corporation, (“PDGO”); Intergrated Oil & Gas Solutions Corp., a Texas corporation (“INTERGRATED”); and the persons executing this agreement (referred to collectively as “Shareholders” and individually as “Shareholder”) who own 100% of the outstanding equity of INTERGRATED.

RECITALS

WHEREAS, PDGO desires to acquire all of the issued and outstanding common stock of INTERGRATED in exchange (the “Exchange”) for 42,000,000 shares of common stock of PDGO; and

WHEREAS, INTERGRATED and the Shareholders agree to enter into the Exchange which shall result in INTERGRATED becoming a subsidiary of PDGO with the former Shareholders of INTERGRATED controlling a majority of PDGO; and

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, the parties hereto intending to be legally bound hereby, agree as follows:

ARTICLE 1
EXCHANGE OF SECURITIES

1.1 Issuance of Shares. Subject to all of the terms and conditions of this Agreement, the parties hereto agree that the shareholders of INTERGRATED shall deliver all of the currently issued and outstanding shares of INTERGRATED and PDGO shall deliver 42,000,000 shares to be issued on the basis of one share of common stock of INTERGRATED exchanged for one share of PDOG

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF INTERGRATED

INTERGRATED hereby represents and warrants to PDGO that:

2.1 Organization. INTERGRATED is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, has all necessary corporate powers to carry on its business as now owned and operated, and is duly qualified to do business and is in good standing in each of the states and other jurisdictions where its business requires qualification.

2.2 Capital. INTERGRATED authorized capital presently consists of 42,000,000 shares of common stock issued and outstanding (the “INTERGRATED Equity”). All issued and outstanding shares have been duly authorized, validly issued and are fully paid and non-assessable, and subject to no preemptive rights of any Shareholder.

2.3 Business Plan. The business plan of INTERGRATED (the “Business Plan”) presented to PDGO accurately describes the business and operations of INTERGRATED.  INTERGRATED has all right title and interest in options, prospects and property discussed in such Business Plan or required to undertake the business and operations to produce and sell oil and gas.

2.4 Compliance with Laws. INTERGRATED has substantially complied with, and is not in violation of, all applicable federal, state or local statutes, laws and regulations, including, without limitation, any applicable building, zoning, environmental, employment or other law, ordinance or regulation affecting its properties, products or the operation of its business except where such non-compliance would not have a materially adverse effect on the business or financial condition of INTERGRATED. INTERGRATED has all licenses and permits required to conduct its business as now being conducted and as contemplated in its Business Plan heretofore disclosed to PDGO except where such non-compliance would not have a materially adverse effect on the business or financial condition of INTERGRATED.

2.5 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, PDGO and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of INTERGRATED. INTERGRATED shall make available to PDGO and/or its attorneys all books and records of INTERGRATED. If the transaction contemplated hereby is not completed, all documents received by PDGO and/or its attorneys shall be returned to INTERGRATED and all information so received shall be treated as confidential.

2.6 Litigation. INTERGRATED is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of INTERGRATED, threatened against or affecting INTERGRATED or its business, assets or financial condition, except for matters which would not have a material affect on INTERGRATED or its properties. INTERGRATED is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. INTERGRATED is not engaged in any lawsuits to recover any material amount of monies due to it.

2.7 Ownership of Shares. The delivery of INTERGRATED Equity as contemplated herein will result in PDGO’S immediate acquisition of record and beneficial ownership of at least 100% of INTERGRATED’s capital stock, free and clear of all liens and encumbrances subject to applicable State and Federal securities laws. Such shares were duly and validly issued, fully paid and non-assessable.

2.8 Ability to Carry Out Obligations. The execution and delivery of this Agreement by the Shareholders and INTERGRATED and the performance by the Shareholders of the obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in: (a) any material breach or violation of any of the provisions of or constitute a material default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-laws, or other agreement or instrument to which INTERGRATED is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any material agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of INTERGRATED, or (c) an event that would result in the creation or imposition of any material lien, charge, or encumbrance on any asset of INTERGRATED.

2.9 Assets. INTERGRATED has good and marketable title to all of the properties and assets reflected on Exhibit B, attached hereto and made part hereof, free and clear of all liens and encumbrances, except as noted therein, and except for liens of taxes not delinquent. The assets owned by INTERGRATED are sufficient to operate the business of INTERGRATED as fully described in the business model.

2.10 Indemnification. Shareholders (severally in proportion to their shares in INTERGRATED as set forth in Exhibit A) and INTERGRATED agree to defend and hold PDGO harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by INTERGRATED or its Shareholders to perform any of their respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by Shareholders under this Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF PDGO

PDGO represents and warrants to INTERGRATED and the Shareholders that:

3.1 Organization. PDGO is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, has all necessary corporate powers to own its properties and to carryon its business as now owned and operated, and duly qualified to do business in each of such states and other jurisdictions where its business requires such qualification. PDGO may change its domicile to prior to closing. PDGO has heretofore delivered to INTERGRATED true and complete copies of the Certificate of Incorporation (certified by the Secretaries of State or other appropriate official of its jurisdictions of incorporation) and By-laws (certified by Seller’s secretary or an assistant secretary), or comparable instruments, of PDGO as in effect on the date hereof. The stock books of PDGO which have been made available to INTERGRATED for its inspection are true and complete. The stockholders are the sole record and beneficial owner of all of the outstanding capital stock of PDGO and there are no options, warrants or other agreements of any kind outstanding or proposed to be issued with respect to the capital stock of PDGO.

3.2 Capital. At the Closing of the transactions contemplated by this Agreement, PDGO shall have approximately 42,188,000 shares of common stock outstanding and no outstanding warrants, options or other rights to acquire any equity of PDGO.

3.3 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Shareholders shall have the opportunity to meet with PDGO’s accountants to discuss the financial condition of PDGO.  PDGO shall make available to Shareholders all books and records of PDGO in its possession and control.

3.4 Compliance with Laws. To the best of the officers and directors of PDGO knowledge and belief, PDGO has complied with all, and is not in violation of any, applicable order, judgment, injunction, award, decree or writ (collectively, “Orders”), or any applicable law, statute, code, ordinance, rule, regulation or other requirement (collectively, “Laws”), including, without limitation, any applicable building, zoning, environmental or other law, ordinance, or regulation, of any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator (collectively, “Governmental Bodies”) affecting its properties or the operation of its business, except where non-compliance would not have a materially adverse effect on the business or operations of PDGO. PDGO has not made any illegal payment to officers or employees of any Governmental Body, or made any illegal payment to customers for the sharing of fees or to customers or suppliers for rebating of charges, or engaged in any other illegal reciprocal practice, or made any illegal payment or given any other illegal consideration to purchasing agents or other representatives of customers in respect of sales made or to be made by PDGO.

3.5 Litigation. PDGO is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge and belief of PDGO, threatened against or affecting PDGO or its business, assets, or financial condition. PDGO is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. PDGO is not engaged in any lawsuits to recover any material amount of monies due to it except as disclosed herein.

3.6 Authority. The Board of Directors of PDGO has authorized the execution of this Agreement and the transactions contemplated herein, and when approved by the shareholders of PDGO it will have full power and authority to execute, deliver and perform this Agreement and this Agreement will be the legal, valid and binding obligation of PDGO, enforceable against PDGO in accordance with its terms and conditions, except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

3.7 Ability to Carry Out Obligations. The execution and delivery of this Agreement by PDGO and the performance by PDGO will not conflict with or result in (a) any material breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which PDGO is a party, or by which it may be bound, nor will any consents or authorizations of any government body or other party other than those hereto be required, (b) an event that would violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, or otherwise cause the termination of or give any other contracting party to a contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, purchase order, sales order, agreement with customer, agreement with supplier, union contract, collective bargaining agreement, mortgage, license, permit, franchise, commitment or other binding arrangement, whether written, oral, express or implied, (“Contract”) the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default (by way of substitution, innovation or otherwise) under any contract to which PDGO is a party or by or to which it or any of its properties may be bound or subject, or result in the creation of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind upon the properties of PDGO or to accelerate the maturity of any indebtedness or other obligation of PDGO, or (c) an event that would result in the creation or imposition of any material lien, charge, or encumbrance on any asset of PDGO.

3.8 Title. The shares of PDGO Stock to be issued pursuant to this Agreement will be, at closing, free and clear of all liens, security interests, pledges, charges, claims encumbrances and restrictions of any kind. None of such shares of PDGO are or will be subject to voting trusts or agreements, no person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement. PDGO is not a party to any agreement that offers or grants to any person the right to purchase or acquire any of the securities to be issued pursuant to this Agreement. There is no applicable local, state or federal law rule, regulation or decree which would, as a result of the issuance of the shares of PDGO Stock, impair, restrict or delay any voting rights with respect to the shares of PDGO Stock.

3.9 Indemnification. PDGO, jointly and severally, agree to indemnify, defend and hold Shareholders, INTERGRATED and INTERGRATED’S directors, officers, employees, affiliates, successors and assigns representatives and agents harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which arise out of, result from or relate to any inaccuracy in and any breach of, or failure by PDGO to perform any of its representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by PDGO under this Agreement; and any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

3.10 Subsidiaries.  PDGO has one operating subsidiary as of the date of this Agreement.

ARTICLE 4
ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

4.1 Share Ownership. The Shareholders hold shares of common stock of INTERGRATED as set forth in Exhibit A hereto. The shares are owned of record and are held beneficially by each holder thereof, and such shares are not subject to any lien, encumbrance or pledge. Each Shareholder has the authority to exchange such shares pursuant to this Agreement.

4.2 Investment Intent. Each Shareholder understands and acknowledges that the shares of PDGO Stock are being offered for exchange in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933 (the “Securities Act”) for non-public offerings; and each Shareholder makes the following representations and warranties with the intent that the same may be relied upon in determining the suitability of each Shareholder as a purchaser of securities.

(a) The PDGO Stock is being acquired solely for the account of each Shareholder, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and with no present intention of distributing or reselling any part of the PDGO Stock and that none of the Shareholders is a “restricted party” in the U.S. pursuant to any law or executive order.

(b) Each Shareholder agrees not to dispose of his /her PDGO Stock or any portion thereof unless and until counsel for PDGO shall have determined that the intended disposition is permissible and does not violate the Securities Act of 1933 (the “1933 Act”) or any applicable state securities laws, or the rules and regulations thereunder.

(c) Each Shareholder acknowledges that PDGO has made all documentation pertaining to all aspects of PDGO and the transaction herein available to him/her and to his/her qualified representative(s), if any, and has offered such person or persons an opportunity to discuss PDGO and the transaction herein with the officers of PDGO.

4.3 Shareholders and Issued Stock. Exhibit A annexed hereto sets forth the names, shareholdings and consents of shares of common stock which represent at least 100% of the total issued and outstanding common stocks of INTERGRATED Shareholders to this transaction.

4.4 Indemnification. Each Shareholder recognizes that the offer of PDGO Stock to him/her is based upon his/her representations and warranties set forth and contained herein and hereby agrees to indemnify and hold harmless PDGO against all liability, costs or expenses (including reasonable attorney’s fees) arising as a result of any misrepresentations made herein by such Shareholder.

4.5 Restrictive Legend. Each Shareholder agrees that the certificates evidencing the PDGO Stock acquired pursuant to this Agreement will have a legend placed thereon which will restrict the sale of said shares for times and upon conditions that are subject to federal and state securities laws.

ARTICLE 5
PRE-CLOSING COVENANTS

5.1 Investigative Rights. From the date of this Agreement each party shall provide to the other party, and such other party’s counsels, accountants, auditors, and other authorized representatives, full access during normal business hours to all of INTERGRATED’S and PDGO’S properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with any information concerning INTERGRATED’S and PDGO’S affairs as the other party may reasonably request. Either party may terminate this Agreement by notice in writing to the other party if at any time in the seven day period after this agreement is signed either party determines in its discretion that the results of such investigation are such that it no longer wishes to proceed with the Closing and delivers notice terminating this Agreement.

5.2 Conduct of Business. Prior to the Closing, INTERGRATED and PDGO shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Neither INTERGRATED nor PDGO shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business.

ARTICLE 6
CLOSING

6.1 Closing. The Closing of this transaction shall be held at the offices of PDGO, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties. In the event the Closing herein has not been completed by February 14, 2010 any party hereto may terminate this agreement and in such event this Agreement shall be null and void. At the Closing:

(a) PDGO shall present all corporate documentation necessary to authorize the issuance of the PDGO stock.

(b) Each Shareholder shall present the certificates representing his/her/its shares of INTERGRATED being exchanged to PDGO, and such certificates will be delivered with stock power executed in blank by the transferring shareholder.

(c) Each Shareholder shall receive a certificate or certificates representing the number of shares of PDGO common stock for which the shares of INTERGRATED common stock shall have been exchanged. All shares will be issued with an appropriate restrictive legend as set forth below:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(1) AND 4(2) AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

ARTICLE 7
MISCELLANEOUS

7.1 Captions. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

7.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

7.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in anyone or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

7.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

7.5 Entire Agreement. This Agreement contains the entire Agreement and understanding among the parties hereto, supersedes all prior agreements and understandings, and constitutes a complete and exclusive statement of the agreements, responsibilities, representations and warranties of the parties.

7.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or delivered by a national courier service, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

To PDGO:	PARADIGM OIL AND GAS, INC.
27 Chicora Avenue
Toronto, Ontario, Canada M5R 1T7
Attn: Marc Juliar, President and Chief Executive Officer

To INTERGRATED:	INTERGRATED OIL & GAS SOLUTIONS CORP.
1307 W Main Street, Suite 247 B
Gun Barrel City, Texas 75156
Attn: Brian J. Kennedy, President and Chief Executive Officer

7.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

7.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

7.10 Announcements. PDGO and Shareholders will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

7.11 Expenses. Each party will pay its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

7.12 Brokerage. INTERGRATED, PDGO and Shareholders each represent that no finder, broker, investment banker or other similar person has been involved in this transaction. Each party agrees to indemnify and hold the others harmless from payment of any brokerage fee, finder’s fee or commission claimed by any other person or entity who claims to have been involved in the transaction herein because of an association with such party.

7.13 Survival of Representations and Warranties. The representations and warranties of the parties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for it, shall survive the Closing irrespective of any investigation made by or on behalf of any party for a period of one year. Notwithstanding anything contained herein, any obligation to indemnify pursuant to a claim given within the applicable period hereunder shall continue in effect until such indemnification obligation is satisfied.

7.14 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for hereinabove, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

7.15 Arbitration of Disputes. Any dispute or controversy arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or any breach of this Agreement or any such document or instrument shall be settled by arbitration in accordance with the rules then in effect of the American Arbitration Association or any successor thereto. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitration shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. Each party in such arbitration shall pay their respective costs and expenses of such arbitration and all the reasonable attorneys’ fees and expenses of their respective counsel.

7.16 Facsimile Execution. This Agreement may be executed in counterparts by original or telefax signatures, and all counterparts of this Agreement which are executed by telefax signature shall be valid and binding as original signatures for all purposes.

7.17 Choice of Law. This Agreement and its application shall be governed by the laws of the state of Texas.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized representatives, all as of the date first written above.

Paradigm Oil and Gas, Inc.
(a Nevada corporation)
By:	________________________________
Name: Marc Juliar
Title: President and Chief Executive Officer

Integrated Oil & Gas Solutions Corp.
(a Texas corporation)
By:	_________________________________
Name: Brian Kennedy
Title: President and Chief Executive Officer